Exhibit 10.11

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.  ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE.  THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF.

MARATHON PATENT GROUP, INC.

PROMISSORY NOTE

Principal Amount: $250,000	Original Issuance Date: May 2, 2014

FOR VALUE RECEIVED Marathon Patent Group, Inc., a Nevada corporation (the “Company”), promises to pay to TechDev Holdings, LLC, a Texas limited liability company, of 719 W. Front Street, Suite 242, Tyler, TX 75702 (“TechDev” or “Holder”) an aggregate principal amount of Two Hundred Fifty Thousand Dollars ($250,000.00) (representing the Second Cash Payment as provided for and defined in the Agreement dated as of the date hereof (the “Purchase Agreement”), to which the Company and the Holder are parties) payable on or prior to September 30, 2014 (the “Maturity Date”), provided, however, that if this Note is not paid in full by June 30, 2014 the aggregate principal amount of this Notice shall be increased to Three Hundred Thousand Dollars ($300,000.00) (the “New Principal Balance”).

The following is a statement of the rights of the Holder of this Note and the conditions to which this Note is subject, and to which the Holder, by the acceptance of this Note, agrees:

1.           Event of Default.

(a)           For purposes of this Note, an “Event of Default” means:

(i)           the Company shall default in the payment of principal on this Note on or prior to the applicable Maturity Date; or

(ii)           the Company shall be in breach of any obligation, covenant or representation made in this Note or the Purchase Agreement; or

(iii)           the Company shall (a) become insolvent; (b) dissolve or terminate its existence; (c) admit in writing its inability to pay its debts generally as they mature; (d) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (e) apply for or consent to the appointment of a trustee, liquidator, receiver or similar official for it or for a substantial part of its property or business; or

(iv)           a trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within thirty (30) days after such appointment; or

(v)           any governmental agency or any court of competent jurisdiction at the insistence of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within thirty (30) days thereafter; or

(vi)           bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings, or relief under any bankruptcy law or any law for the relief of debt shall be instituted by or against the Company and, if instituted against the Company shall not be dismissed within thirty (30) days after such institution, or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit to any material allegations of, or default in answering a petition filed in any such proceeding.

Upon the occurrence of an Event of Default, the entire unpaid and outstanding indebtedness due under this Note shall be immediately due and payable without notice and Holder shall be entitled to such additional rights and remedies as are provided by law.

Until the Note is paid in full, the Company shall be obligated to make payments on this Note to the Holder out of 50% of the net proceeds of any debt or equity financing received by the Company subsequent to the date hereof and from 100% of any Net Recoveries (as such term is defined in the Pay Proceeds Agreement (as set forth in the Purchase Agreement)) within two business days of receiving any such net proceeds or Net Recoveries.

Notwithstanding anything to the contrary contained in this Note, in no event shall the total of all charges payable under this Note which are or could be held to be in the nature of interest exceed the maximum rate permitted to be charged under applicable law.  Should Holder receive any payment which is or would be in excess of that permitted to be charged under any such applicable law, such payment shall have been, and shall be deemed to have been, made in error and shall automatically be applied to reduce the principal balance outstanding on this Note.

(b)           As soon as possible and in any event within two days after the Company becomes aware that an Event of Default has occurred, the Company shall notify the Holder in writing of the nature, extent and time of and the facts surrounding such Event of Default, and the action, if any, that the Company proposes to take with respect to such Event of Default.

2.           Prepayment. The Company may prepay this Note at any time, in whole or in part, without penalty or premium.

3.           Miscellaneous.

(a)           Loss, Theft, Destruction or Mutilation of Note.  Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note and delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company and, in the case of mutilation, on surrender and cancellation of this Note (or what remains thereof), the Company shall execute and deliver, in lieu of this Note, a new note executed in the same manner as this Note, in the same principal amount as the unpaid principal amount of this Note and dated the date of this Note.

(b)           Payment.  All payments under this Note shall be made in lawful tender of the United States no later than 5:30 pm, Eastern Standard Time, on the date on which such payment is due, by wire transfer of immediately available funds to the account identified by the Holder. Time is of the essence as to all dates set forth herein, provided, however, that whenever any payment to be made under this Note shall be stated to be due on a Saturday, Sunday or a public holiday, or the equivalent for banks generally under the laws of the State of New York (any other day being a “Business Day”), such payment may be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest.

(c)           Waivers.  The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

(d)           Waiver and Amendment.  Any provision of this Note may be amended, waived or modified only by an instrument in writing signed by the party against which enforcement of the same is sought.

(e)           Notices.  Any notice or other communication required or permitted to be given hereunder shall be in writing sent by mail, facsimile with printed confirmation, nationally recognized overnight carrier or personal delivery and shall be effective upon actual receipt of such notice, to the following addresses until notice is received that any such address or contact information has been changed:

To the Company:

Marathon Patent Group, Inc.
2331 Mill Road, Suite 100
Alexandria, VA 22314

To Holder:

TechDev Holdings LLC.
719 W. Front Street, Suite 242
Tyler, TX 75707

(f)           Expenses; Attorneys’ Fees.  If action is instituted to enforce or collect this Note, the Company promises to pay or reimburse all reasonable costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred by the Holder in connection with such action.

(g)           Successors and Assigns.  This Note may not be assigned or transferred by the Company without the express written consent of the Holder.  This Note may only be assigned or transferred by Holder subject to applicable securities laws.  Subject to the preceding sentence, the rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors, permitted assigns, heirs, administrators and permitted transferees of the parties.

(h)           No Waiver; Cumulative Remedies.  No failure to exercise and no delay in exercising on the part of the Holder, any right, option, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, option, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, option, remedy, power or privilege.  The rights, options, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, options, remedies, powers and privileges provided by law.

(i)           Governing Law; Jurisdiction.  THE PARTIES HEREBY AGREE THAT THIS NOTE IS MADE AND ENTERED INTO IN THE STATE OF TEXAS AND FURTHER AGREE THAT ALL ACTS REQUIRED BY THIS NOTE AND ALL PERFORMANCE HEREUNDER ARE INTENDED TO OCCUR IN THE STATE OF TEXAS.  THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF TEXAS WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAWS.  EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE PERSONAL AND SUBJECT MATTER JURISDICTION OF THE STATE OR FEDERAL COURTS OF THE STATE OF TEXAS OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE.  EACH PARTY HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW, (A) ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT; AND (B) ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  FINAL JUDGMENT IN ANY SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON EACH PARTY DULY SERVED WITH PROCESS THEREIN AND MAY BE ENFORCED IN THE COURTS OF THE JURISDICTION OF WHICH EITHER PARTY OR ANY OF THEIR PROPERTY IS SUBJECT, BY A SUIT UPON SUCH JUDGMENT.  THE PARTIES HEREBY WAIVE ANY AND ALL RIGHTS TO TRIAL BY JURY.

IN WITNESS WHEREOF, the Company has caused this Note to be executed as of the date first above written by its duly authorized officer.

MARATHON PATENT GROUP, INC.

By:	/s/ Doug Croxall
Name: Doug Croxall Title: Chief Executive Officer